UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 10, 2013

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 558-7711

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition.
Item 8.01 Other Events.
SunTrust Banks, Inc. and its affiliates (individually or collectively “SunTrust” or the “Company”) announced today that certain items, principally related to the resolution of specific legacy mortgage matters, will affect its third quarter 2013 financial results. In the aggregate, the items detailed below are expected to negatively impact SunTrust’s third quarter earnings by $179 million on an after-tax basis, or $0.33 per share.

Settlement of Certain Legal Matters
The Company and the United States Department of Housing and Urban Development and the United States Department of Justice (collectively, the “Government”) reached agreements in principle to settle (i) certain civil and administrative claims arising from FHA-insured mortgage loans originated by SunTrust Mortgage from January 1, 2006 through March 31, 2012 and (ii) certain alleged civil claims regarding SunTrust’s mortgage servicing and origination practices as part of the National Mortgage Servicing Settlement. Pursuant to the agreements in principle, SunTrust commits to $500 million of consumer relief, a $468 million cash payment, and the implementation of certain mortgage servicing standards. The Company has also reached an agreement in principle with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to impose a $160 million civil monetary penalty, in conjunction with the previously announced Consent Order between the Company and the Federal Reserve Board dated April 13, 2011. As permitted in the agreement with the Federal Reserve Board, the Company expects to satisfy the civil monetary penalty by providing consumer relief and certain cash payments as contemplated by the aforementioned agreements in principle with the Government.

SunTrust incurred a net $323 million of specific operating losses in the third of quarter of 2013, which were primarily driven by the agreements in principle with the Government. The Company does not expect the consumer relief efforts or implementation of certain servicing standards associated with the agreements to have a material impact on its future financial results.

Mortgage Repurchase Agreements with Freddie Mac and Fannie Mae
In the third quarter of 2013, SunTrust reached an agreement under which Freddie Mac released SunTrust from certain existing and future repurchase obligations for loans funded by Freddie Mac between 2000 and 2008, representing approximately 312,000 loans. The $65 million settlement agreement was adjusted for $25 million of credits related to certain prior repurchases, resulting in a one-time cash payment to Freddie Mac of $40 million.

Subsequently, SunTrust also reached an agreement in principle under which Fannie Mae released SunTrust from certain existing and future repurchase obligations for loans funded by Fannie Mae between 2000 and 2012, representing approximately 1.1 million loans. The $373 million settlement agreement will be adjusted for approximately $145 million of credits related to certain prior repurchases, which will reduce the one-time cash payment to Fannie Mae.

While the majority of both repurchase settlements was covered by SunTrust’s existing mortgage repurchase reserve, the Company incurred a combined $63 million incremental mortgage repurchase provision in the third quarter of 2013 related to these two settlements, as the population of loans included under the agreements was broader than the population of loans considered under SunTrust’s existing mortgage repurchase reserve. The agreements are subject to certain standard exclusions primarily related to agency charter and legal claims, as well as pending and future mortgage insurance related claims. The Company does not expect these exclusions to have a material impact on its future financial results.

Valuation of Servicing Advances
SunTrust recently completed an expanded review of its mortgage loan servicing practices for servicing advances. The Company’s review included invoice and claims management operational processes, recent loss experience, and the methodology employed in estimating the Company’s loss exposure in recovering advances from guarantors and borrowers.  Separately, the Company entered into an agreement to sell mortgage servicing rights (“MSR”) on approximately $1 billion of unpaid principal balance of predominantly delinquent mortgage loans. As a result of the aforementioned review of servicing advances and the MSR sale, the Company refined its loss estimates and valuation methodologies, resulting in a $96 million charge in the third quarter, primarily related to an increase in the allowance for unrecoverable advances.

Tax Items
As indicated in the Company’s Form 10-Q for the period ended June 30, 2013, SunTrust completed a taxable reorganization of certain subsidiaries during the third quarter of 2013 that resulted in the realization of a tax benefit. Partially offsetting this tax benefit is an increase in the valuation allowance related to deferred tax assets for state net operating losses within SunTrust Mortgage, as well as the impact of certain legal settlement accruals incurred by the Company this quarter. Collectively, these tax matters are expected to positively impact SunTrust’s third quarter 2013 earnings by approximately $113 million on an after-tax basis.

SunTrust will release its third quarter earnings results on October 18, 2013.

Important Cautionary Statement
This report contains forward-looking statements. Statements regarding estimates of the after-tax financial impact of various legal and regulatory matters are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. The estimated financial impact of these legal and regulatory matters depends upon (1) the successful negotiation, execution, and delivery of definitive agreements in several matters, (2) the ultimate resolution of certain legal matters which are not yet complete, (3) management’s assumptions about the extent to which such amounts may be deducted for tax purposes, (4) the agreement of other necessary parties and (5) our assumptions about the extent to which we can provide consumer relief to satisfy our financial obligations as contemplated by the agreements in principle with the Government. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in other periodic reports that we file with the SEC.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	News release dated October 10, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date:	October 10, 2013	By: /s/ Thomas E. Panther
Thomas E. Panther,
Senior Vice President, Director of Corporate Finance and Controller